Exhibit 10.1
FIRST AMENDMENT

TO
ETHYLENE SALES AGREEMENT

This FIRST AMENDMENT, dated as of August 4, 2016 and with effect to January 1, 2016 (this “Amendment”), to the ETHYLENE SALES AGREEMENT, dated as of as of August 4, 2014 (the “Agreement”), by and among WESTLAKE CHEMICAL OPCO LP, a Delaware limited partnership (“Seller”), and WPT LLC, a Delaware limited liability company, WESTLAKE VINYLS, INC., a Delaware corporation, and WESTLAKE PETROCHEMCIALS LLC, a Delaware limited liability company (each, a “Buyer Party,” and collectively, “Buyer”). Seller and Buyer hereinafter are referred to each individually as a “Party” and collectively as the “Parties.”
W I T N E S S E T H:
WHEREAS, the Parties entered into the Agreement in 2014 in order to provide for the purchase by Buyer and the sale by Seller of certain Ethylene produced by Seller at its Plants; and
WHEREAS, Seller also uses its Plants to reprocess certain Poly Purge of Buyer or its affiliates pursuant to the Services Agreement; and
WHEREAS, Section 17.8 of the ESA provides that the ESA may be amended only by a written agreement of all the Parties, designated on its face an “Amendment;” and
WHEREAS, the Parties have determined to amend the Agreement to reflect certain modifications and clarifications to better reflect the original intent of the Parties, including amendments to reflect the interplay of the Parties obligations hereunder and the obligations with respect to Poly Purge under the Services Agreement;
NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agrees as follows:

ARTICLE 1
GENERAL
1.1    Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings set forth therefor in the Agreement.
ARTICLE 2
AMENDMENTS OF AGREEMENT
2.1    Section 1.1 of the Agreement is hereby amended to add or restate the following definitions therein:
“Annual Output” means, for any year or portion thereof, the Annual Production for such year plus the amount of Poly Purge reprocessed during such year.
“Annual Planned Output” shall have the meaning set forth in Section 3.1.
“Annual Planned Production” shall have the meaning set forth in Section 3.1.
“Buyer Purchase Ratio” means:
(a)for purposes of Section 5.1 and Schedule 5.1, (i) actual Production purchased by Buyer plus the amount of Output used for Poly Purge, divided by (ii) Production purchased by Buyer;
(b)    for purposes of Sections 5.2 or 5.3, (i) forecast Production expected to be purchased by Buyer plus the forecast amount of Output expected to be used for Poly Purge, divided by (ii) forecast Production expected to be purchased by Buyer.

“Output” means, for any period, Production for such period plus the amount of Poly Purge reprocessed during such period.
“Poly Purge” shall mean the ethylene product recycle stream from certain Downstream Facilities and reprocessed by the Seller pursuant to the Services Agreement.
“Production” shall mean the aggregate quantities of Ethylene (in pounds) actually produced at the Plants by cracking Feedstock, regardless of whether purchased by Buyer, and, for the avoidance of doubt, excluding any Poly Purge.
2.2    The definition of “Metering Point” in Section 1.1 is amended to replace the word “deliveries” with the word “sold”.
2.3    Section 3.1 of the Agreement is hereby amended by inserting the following text after the definition of “Annual Planned Production”:
“and the Parties shall agree on a reasonable good faith projection of the total quantity of Poly Purge (in pounds) that will be reprocessed by Seller under the Services Agreement during such Contract Year (such quantity, together with the Annual Planned Production, the “Annual Planned Output”)”
2.4    The obligation set forth in Section 4.1(a)(ii) of the Agreement shall be subject to the limit of 95% of any Excess Quantity pursuant to Section 4.1(d).
2.5    The price for Excess Quantity under Section 4.1(d) of the Agreement shall be the price set forth in Section 5.1, provided that All Other Cash Production Costs shall only include Variable Cash Conversion Costs and the Prior Year Adjustment shall not apply.
2.6    Section 4.4 is amended to replace the words “a quantity of Ethylene” with “a quantity of Output”.
2.7    Section 5.1 of the Agreement is hereby amended to delete Purge Gas Recovery from the calculation thereof and to provide that the $0.10/lb component shall be multiplied by the Buyer Purchase Ratio.
2.8    Section 5.2(a) of the Agreement is amended (i) to replace “Annual Planned Production” with “Annual Planned Output”; (ii) to provide that the quotient of the division in the first paragraph thereof shall be multiplied by the Buyer Purchase Ratio; and (iii) to provide that, in all cost categories of AOCPC, incremental costs specific to reprocessing of Poly Purge (i.e. antifoulant and other chemicals) shall be excluded, but costs that would be incurred if additional Ethylene was produced in lieu of reprocessing Poly Purge shall be included.
2.9    Section 5.2(c)(i)(B) and Section 5.2(c)(ii)(B) of the Agreement are amended to replace “Annual Planned Production” with “Annual Planned Output” and, in the case of Section 5.2(c)(ii)(B), to provide that the amount in clause (2) shall include the Seller’s reasonable good faith projection of the total quantity of Ethylene (in pounds) that it will reprocess (i.e. Poly Purge), in addition to the quantity of Ethylene (in pounds) that it will produce.
2.10    Section 5.2(a) of the Agreement is amended to provide that the Prior Year Adjustment shall be calculated as the Shortfall Amount divided by the Annual Planned Output for such Contract Year multiplied by the Buyer Purchase Ratio for such Contract Year.
2.11    Section 9.1 of the Agreement is amended to (i) delete the phrase “Other than in the event of an extended period of Force Majeure pursuant to Section 9.5,” in the second sentence thereof and (ii) capitalize the word “nothing” immediately following such phrase.
2.12    Section 9.5 of the Agreement is amended to delete the following words “(a) the Annual Minimum Quantity shall be reduced by a quantity of Ethylene equal to the annualized average of such shortfall, (b) Buyer shall be credited such portion of the Ethylene Shortfall Fee(s) paid during the Contract Year (if any) for such deficient quantities, and (c)” therefrom.
2.13    Schedule 5.1 of the Agreement is amended to:

(a)    Restate clause (ii) of the definition of “Cost of Energy” as “the actual Output of the Plants (lb) during such period, multiplied by the Buyer Purchase Ratio for such period”;
(b)    Delete the definitions “Purge Gas Recovery” and “Poly Purge”;
(c)    In the definition of “Co-Product Credit”, restate “Seller’s total output” as “Production” and restate “the quantity of Ethylene (in pounds) actually delivered” as “the quantity of Production (in pounds) sold”;
(d)    In the definition of “Feedstock Efficiency Adjuster”, in the formula of Actual Yield, adding “Poly Purge (lb)” to the numerator thereof;
(e)    In the definition of “Natural Gas”, inserting “and processing of Poly Purge” after “production of Ethylene”;
(f)    Replacing the definition of “Ethylene Produced” with the following:
“Ethylene Output (lb) = the total quantity (lb) of Ethylene delivered at the Metering Points during such Period, including both produced at the Plants and Poly Purge reprocessed;”

and replacing the words “Ethylene Produced” with the words “Ethylene Output” in the formulas of Actual Energy and Actual Yield; and

(g)    In the definition of “Feedstock Consumed”, deleting the words “, Poly Purge”.
ARTICLE 3
MISCELLANEOUS
3.1    This Amendment shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.
3.2    Except as hereby amended, the Agreement shall remain in full force and effect.
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IN WITNESS WHEREOF, the party hereto has caused this Amendment to be signed as of the date first written above.
SELLER:
WESTLAKE CHEMICAL OPCO LP
By: Westlake Chemical OpCo GP LLC,
its General Partner
By:    /s/ Lawrence E. Teel
Name:    Lawrence E. Teel

Title:	Principal Operating Officer and Senior Vice President Olefins
BUYER:
WPT LLC
By: Westlake Chemical Investments, Inc.,
its Manager
By:    /s/ Albert Chao
Name:    Albert Chao
Title:    President
WESTLAKE VINYLS, INC.
By:    /s/ Albert Chao
Name:    Albert Chao
Title:    President
WESTLAKE PETROCHEMICALS LLC
By: Westlake Chemical Investments, Inc.,
its Manager
By:    /s/ Albert Chao
Name:    Albert Chao
Title:    President

Signature Page to First Amendment to Ethylene Sales Agreement

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